                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Qwest Communications International Inc. and Qwest Capital Funding, Inc. (formerly U S West Capital Funding, Inc.) Registration Statement on Form S-4 of our report dated January 26, 2000, on the consolidated balance sheets of U S WEST, Inc. (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, included in the Company's Form 10-K dated March 3, 2000 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
   January 17, 2001

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Qwest Communications International Inc. and Qwest Capital Funding, Inc. (formerly U S WEST Capital Funding, Inc.) Registration Statement on Form S-4 of our report dated January 31, 2000, on the consolidated balance sheet of Qwest Communications International Inc. (the "Company") as of December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, included in the Company's Form 10-K dated March 17, 2000 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
   January 17, 2001